Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

WRIGHT & COMPANY, INC.

Rice Energy Inc.
2200 Rice Drive
Canonsburg, Pennsylvania 15317

Gentlemen:

        As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement (File No. 333-202054) on Form S-3 of Rice Energy Inc. relating to our reserves reports of (i) Vantage Energy, LLC's proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2015 and 2014, and the inclusion of our corresponding report letters, dated February 5, 2016 and February 26, 2015, respectively, and (ii) Vantage Energy II, LLC's proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2015 and 2014, and the inclusion of our corresponding report letters, dated February 5, 2016 and March 5, 2015, respectively, included in or made a part of this Current Report on Form 8-K. We also consent to the references to our firm contained in the Registration Statement, including under the caption "Experts."

Very truly yours,
By:	/s/ D. RANDALL WRIGHT D. Randall Wright President

Wright & Company, Inc.
Brentwood, Tennessee
September 26, 2016